Exhibit 10.3

EXECUTION VERSION

PURCHASE AND SALE OF SECURITIES AGREEMENT

This Purchase and Sale of Securities Agreement (this “Agreement”) is made and entered into as of May 22, 2026 (the “Effective Date”), by and among All In FutureTech Alliance, Inc., a Delaware corporation (“Purchaser”), and Yellow River Fiber Optic Ltd, a limited liability company duly incorporated and validly existing under the laws of the Cayman Islands, with registration number NS-2800000 (“Seller“).

Recitals

WHEREAS, Seller owns in the record and beneficially 2,312 ordinary shares (“Subject Shares“) of HyalRoute Communication Group Limited, a Cayman Islands exempted limited liability company (the “Company”), representing 0.86% of the total issued and outstanding equity interests of the Company on a fully diluted basis.

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from the Seller, the Subject Shares, subject to the terms and conditions of this Agreement.

WHEREAS, concurrently with the execution of this Agreement, (i) Purchaser has entered into that certain Debt-to-Equity Rights Purchase Agreement, dated as of the date hereof, by and among Purchaser, Rainman Network Ltd., a British Virgin Islands company (“Rainman”), Dece Capital Limited, a limited liability company registered under the laws of Hong Kong (Hong Kong registration number: 76604896) (“Dece”), and certain other parties thereto (the “Rights Purchase Agreement”), pursuant to which, among other things, Purchaser has agreed to acquire certain rights relating to the Company from Rainman in exchange for the issuance to Rainman and Dece shares of Purchaser Common Stock (as defined below) subject to the terms and conditions set forth therein, and (ii) Purchaser has entered into that certain Purchase and Sale of Securities Agreement, dated as of the date hereof, by and between Purchaser and Fair Cheerful Limited, a limited liability company duly incorporated and validly existing under the laws of the British Virgin Islands, with registration number 1961726 (the “Other Minority Seller” and such agreement, the “Other SPA”), pursuant to which, among other things, Purchaser has agreed to acquire additional ordinary shares of the Company from the Other Minority Seller in exchange for the issuance to the Other Minority Seller shares of Purchaser Common Stock subject to the terms and conditions set forth therein.

WHEREAS, the closing of the transactions contemplated by this Agreement is conditioned upon, among other things, (i) the closing of the transactions contemplated by the Rights Purchase Agreement, (ii) the satisfaction of the Third Tranche Conditions (as defined in the Rights Purchase Agreement) and the issuance of the Third Tranche Shares (as defined in the Rights Purchase Agreement) under the Rights Purchase Agreement, and (iii) the closing of the transactions contemplated by the Other SPA.

Now, therefore, in consideration of the mutual agreements contained in this Agreement, and intending to be legally bound by the terms and conditions of this Agreement, the parties hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

1.1 The following terms, as used herein, have the following meanings:

“AGAE Investment Limited” means a limited liability company organized under the laws of Hong Kong and a wholly-owned subsidiary of Purchaser, which may be designated by Purchaser to receive all or any portion of the Subject Shares.

“Aggregate Purchase Price” means $34,400,000.00.

“Action” means any claim, action, suit, proceeding, arbitration, mediation, investigation, inquiry, hearing, or other legal or administrative proceeding of any nature, whether civil, criminal, administrative, regulatory, or otherwise, before any Governmental Authority or arbitrator.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Approvals” means any consent, approval, authorization, waiver, clearance, license, permit, exemption, order, registration, declaration, filing, or notification required to be obtained from, made with, or provided to any Governmental Authority or other Person.

“Ancillary Documents” means each agreement, instrument and document (other than this Agreement) to be executed and delivered by any party hereto in connection with the consummation of the Transactions, as specified in this Agreement.

“Applicable Law“ means, with respect to any Person, any transnational, domestic or foreign federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Enforceability Exceptions” means (a) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer, and other similar laws of general application affecting the enforcement of creditors’ rights generally, and (b) general principles of equity, including principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.

“Government Official” means any officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Authority, any political party or official thereof, any candidate for political office, or any public international organization.

”Liens” means any lien, pledge, security interest, charge, mortgage, deed of trust, claim, option, right of first refusal, preemptive right, or any other right, restriction on transfer, adverse claim or other encumbrance of any kind.

“Losses” means any and all losses, liabilities, damages, penalties, fines, interest, costs and expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation).

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Rules” means the Nasdaq Listing Rules and any other rules, regulations, or requirements of Nasdaq applicable to Purchaser.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Outbound Investment Rules” means the U.S. Department of the Treasury’s Outbound Investment Security Program, 31 C.F.R. Part 850.

“Outside Date” means the date that is 365 days after the date of this Agreement, as such date may be extended by mutual written agreement of the parties.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Purchaser Common Stock” means the Purchaser’s Common Stock, par value $0.0001 per share.

“Purchaser Common Stock Reference Price” means $10.00 per share of Purchaser Common Stock, subject to adjustments after the date hereof for stock split, stock combination, recapitalization and similar events.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, agents, advisors (including attorneys, accountants, financial advisors, and other consultants), and other representatives.

“Restricted Party List” means the SDN List, the Sectoral Sanctions Identifications List, the Non-SDN Chinese Military-Industrial Complex Companies List, the Non-SDN Menu-Based Sanctions List, or any other restricted-party list maintained by OFAC, the U.S. Department of State, or the U.S. Department of Commerce.

“Sanctioned Country” means any country or territory that is the subject of comprehensive U.S. economic sanctions, including Cuba, Iran, North Korea, Syria, and any region of Ukraine that is subject to comprehensive U.S. sanctions from time to time (including, as of the date hereof, the Crimea region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, and the Zaporizhzhia and Kherson regions, in each case to the extent subject to comprehensive sanctions).

“Sanctions Laws” means all Applicable Laws relating to economic or trade sanctions, export controls, or anti-terrorism, including those administered or enforced by the United States (including by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), the United Nations Security Council, the European Union, or any other applicable Governmental Authority.

“Sanctioned Person” means any Person (i) identified on the SDN List or any other Restricted Party List, (ii) that is the government of, or organized, resident, or located in, any Sanctioned Country, or (iii) owned 50% or more, directly or indirectly, individually or in the aggregate, by one or more Persons described in clauses (i) or (ii).

“SDN List” means the Specially Designated Nationals and Blocked Persons List maintained by OFAC.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Transaction Documents” means this Agreement, each Ancillary Document, and each other agreement, certificate, instrument, or document to be executed and delivered by any party in connection with the Transactions.

“U.S. Person” means any Person that is (a) a citizen or resident of the United States, (b) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any state thereof, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and (ii) one or more United States persons have the authority to control all substantial decisions of such trust.

1.2 Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to “law”, “laws” or to a particular statute or law shall be deemed also to include an and all Applicable Law.

2. SALE AND PURCHASE OF SHARES.

2.1 Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell the Subject Shares to Purchaser, and Purchaser shall purchase the Subject Shares from Seller, free and clear of all Liens, for the Aggregate Purchase Price.

2.2 The Aggregate Purchase Price shall be satisfied in full by the issuance by Purchaser to Seller at the Closing a number of validly issued, fully paid and nonassessable shares of Purchaser Common Stock equal to the quotient obtained by dividing (a) the Aggregate Purchase Price by (b) the Purchaser Common Stock Reference Price (such shares, the “Consideration Shares”). As used in this Agreement, the “Subject Shares” shall include all of the Subject Shares sold and transferred under this Agreement, and all securities received (a) in replacement of the Subject Shares, (b) as a result of stock dividends or stock splits in respect of the Subject Shares, and (c) as substitution for the Subject Shares in a recapitalization, merger, reorganization or the like. Purchaser and Seller agree that the Consideration Shares shall be issued within one (1) month of the Closing Date, and that no cash consideration shall be payable by Purchaser in connection with the acquisition of the Subject Shares.

2.3 Unregistered Securities. The issuance of the Consideration Shares shall be effected by delivery to Seller (or its designated Affiliate) of a book-entry credit to an account maintained at Purchaser’s transfer agent.

(a) Unregistered Securities. The Consideration Shares will not, as of the applicable issuance date, be registered under the Securities Act or the securities laws of any state or other jurisdiction. The Consideration Shares are being issued in reliance upon one or more exemptions from registration under the Securities Act and applicable state securities laws, including, without limitation, Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder and/or Regulation S.

(b) No Registration Rights. Seller acknowledges and agrees that Purchaser is under no obligation to register the Consideration Shares under the Securities Act or any state securities law. Purchaser shall have no obligation to file any registration statement with the SEC or any state securities commission covering the resale of the Consideration Shares.

(c) Resale Restrictions. Seller acknowledges and agrees that the Consideration Shares may not be sold, transferred, pledged, hypothecated, or otherwise disposed of except (i) pursuant to an effective registration statement under the Securities Act, (ii) pursuant to an available exemption from registration under the Securities Act (including Rule 144 promulgated thereunder, if available), or (iii) in a transaction not subject to the registration requirements of the Securities Act. Prior to any transfer of the Consideration Shares (other than pursuant to an effective registration statement), Purchaser may require the transferor to provide Purchaser with an opinion of counsel, in form and substance reasonably satisfactory to Purchaser, to the effect that such transfer does not require registration under the Securities Act. Seller agrees that any sale of the Consideration Shares made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and if Rule 144 is not applicable, any resale of the Consideration Shares may require compliance with some other exemption under the Securities Act.

(d) Restrictive Legend. Each certificate or book-entry notation representing Consideration Shares shall bear (or be subject to a notation in Purchaser’s transfer agent’s records indicating) a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (INCLUDING RULE 144 PROMULGATED THEREUNDER, IF AVAILABLE), OR (C) IN A TRANSACTION NOT SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS. THE HOLDER OF THESE SECURITIES MAY BE REQUIRED TO DELIVER TO THE COMPANY AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

Purchaser may impose stop-transfer instructions with respect to any Consideration Shares until the legend (or notation) is removed in accordance with applicable Law.

(e) Lock-Up. Without limiting Section 2.3(d), Seller agrees that, during the period commencing on the date of issuance of the applicable Consideration Shares and ending on the date that is eighteen (18) months following such issuance date (the “Lock-Up Period”), Seller shall not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, or otherwise transfer or dispose of any such Consideration Shares, or enter into any swap, hedge, or other arrangement that transfers to another person, in whole or in part, any of the economic consequences of ownership of such Consideration Shares, whether any such transaction is to be settled by delivery of shares, other securities, cash, or otherwise, without the prior written consent of Purchaser, which may be withheld in Purchaser’s sole discretion.

3. CLOSING AND CLOSING CONDITIONS.

3.1 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place in accordance with this Section 3. All actions taken and documents delivered at the Closing shall be deemed to have occurred simultaneously, and no action shall be deemed to have been taken nor any document delivered until all actions have been taken and all required documents have been delivered.

3.2 Timing. Subject to the satisfaction or waiver of all of the conditions set forth in Section 3 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), the Closing shall occur no later than ten (10) Business Days after the date on which all conditions set forth in Section 3 have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing), or on such other date as Purchaser and Seller mutually agree in writing.

3.3 Seller’s Closing Deliverables. At or prior to the Closing, Seller shall deliver, or cause to be delivered, to Purchaser the following:

(a) Transaction Documents. A duly executed counterpart of each Transaction Document to which Seller is a party.

(b) Evidence of Receipt of Approvals. Evidence reasonably satisfactory to Purchaser of the receipt of all Approvals required to be obtained by Seller prior to the Closing.

(c) Original Stock Certificates. All original stock certificate(s) representing the Subject Shares if in Seller’s possession, or written authorization from Seller in a form reasonably satisfactory to Purchaser for the Company to remove any such stock certificate(s) from escrow for cancellation and reissuance.

(d) Stock Power. A duly executed copy of the Stock Power and Assignment Separate from Stock Certificate in the form attached hereto as Exhibit A transferring the Subject Shares to AGAE Investment Limited (as Purchaser’s designee) or any other Person designated by Purchaser.

(e) Register of Members. A certified copy of the register of members of the Company, issued by the registered agent of the Company in the Cayman Islands, reflecting AGAE Investment Limited (as Purchaser’s designee) or any other Person designated by Purchaser as the registered holder of the Subject Shares, together with any updated share certificates or other evidence of ownership as may be required under the laws of the Cayman Islands and satisfactory to Purchaser.

(f) Officer’s Certificate. A certificate certifying the effect set forth in Section 3.5(f) and Section 3.5(g) signed by a duly authorized officer of Seller.

(g) Other Documents. Such other certificates, instruments, and documents as Purchaser may reasonably request prior to the Closing Date to carry out the intent and purposes of this Agreement.

3.4 Purchaser’s Closing Deliverables. At or prior to the Closing, Purchaser shall deliver, or cause to be delivered, to Seller the following:

(a) Transaction Documents. A duly executed counterpart of each Transaction Document to which Purchaser is a party.

(b) Officer’s Certificate. A certificate from Purchaser certifying the effect set forth in Section 3.6(a) and Section 3.6(b) signed by a duly authorized officer of Purchaser.

For the avoidance of doubt, to the extent the Closing has occurred, the Consideration Shares shall be issued in accordance with Section 2.2, and no Consideration Shares shall be deliverable at Closing.

3.5 Conditions to Purchaser’s Obligations to Close. The obligation of Purchaser to consummate the Closing is subject to the satisfaction (or waiver by Purchaser in its sole discretion) of each of the following conditions as of the Closing:

(a) Purchaser Stockholder Approval. The shareholders of Purchaser shall have duly approved the Transactions, including the issuance of the Consideration Shares.

(b) Approvals; Consents; Clearances (U.S. and Non-U.S.). All U.S. and non-U.S. Approvals required to consummate the Transactions, including without limitation, all Approvals required under the Outbound Investment Rules, Sanctions Laws, the EAR, the ITAR, and any other applicable U.S. trade control Laws, shall have been obtained and shall remain in full force and effect.

(c) HSR/Antitrust (if applicable). If the Transactions are subject to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), any applicable waiting period (and any extension thereof) under the HSR Act shall have expired or been terminated, and any required approvals under any other applicable antitrust or competition laws shall have been obtained.

(d) No Restraint. No Governmental Authority shall have enacted, issued, promulgated, or entered any Governmental Order, law, rule, or regulation that is in effect and that restrains, enjoins, or otherwise prohibits the consummation of the Transactions, and no Action shall be pending before any Governmental Authority seeking to restrain or prohibit the consummation of such transactions.

(e) Seller’s Deliverables. Seller shall have delivered to Purchaser all items required to be delivered by it pursuant to Section 3.3.

(f) Seller Representations and Warranties. The representations and warranties regarding Seller in Section 5 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing as though such representations and warranties were made on and as of the Closing, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all respects as of such specified date.

(g) Performance of Obligations of Seller. Seller shall have performed and complied in all material respects with all covenants and obligations required to be performed or complied with by it under this Agreement on or prior to the Closing.

(h) Closing of Related Transactions. The occurrence or satisfaction of each of the following event or condition: (i) the closing of the transactions contemplated by the Rights Purchase Agreement, (ii) the satisfaction or waiver of the Third Tranche Conditions (as defined in the Rights Purchase Agreement) set forth in Section 3.03(c) of the Rights Purchase Agreement and the issuance of the Third Tranche Shares (as defined in the Rights Purchase Agreement) pursuant to Section 3.03(c) of the Rights Purchase Agreement, and (iii) the closing of the transactions contemplated by the Other SPA.

(i) Change of Directors. The change of directors of the Company to the personnel designated in writing by Purchaser shall have been duly completed and registered with the applicable Governmental Authority, as evidenced by updated register of directors, and such other documents as may be required under Applicable Law.

3.6 Conditions to Seller’s Obligations to Close.

(a) Purchaser Representations and Warranties. The representations and warranties regarding Purchaser in Section 4 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing as though such representations and warranties were made on and as of the Closing, or in the case of representations and warranties that are made as of a specified date, such representations and warranties shall be true and correct in all respects as of such specified date, except, in each case, where the failure of such representations and warranties to be true and correct has not, or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the Transactions.

(b) Performance of Obligations of Purchaser. Purchaser shall have performed and complied in all material respects with all covenants and obligations required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

(c) Deliverables. Purchaser shall have delivered to Seller all items required to be delivered by Purchaser pursuant to Section 3.4.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller as follows:

4.1 Organization; Authority; Enforceability. Purchaser is a corporation duly incorporated and validly existing under the laws of the State of Delaware, and has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Purchaser of this Agreement and each Ancillary Document to which it is a party have been duly authorized by all necessary corporate action on the part of Purchaser, other than the approval of Purchaser’s shareholders to the extent required under Applicable Law, Purchaser’s organizational documents, or the rules of any securities exchange on which Purchaser’s securities are listed, which approval shall be obtained prior to the Closing. This Agreement has been, and each such Ancillary Document will be at or prior to the Closing, duly executed and delivered by Purchaser, and this Agreement constitutes, and each such Ancillary Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to the Enforceability Exceptions.

4.2 No Conflicts; Consents. The execution, delivery and performance by Purchaser of this Agreement and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of the certificate of incorporation, bylaws, or other organizational documents of Purchaser; (b) conflict with or result in a violation or breach of any Applicable Law applicable to Purchaser; (c) require any Approval by or filing with, or other action by, any Person (other than the approval of Purchaser’s shareholders and such other Approval or filing which will be completed on or prior to the Closing), or result in a violation or breach of, or constitute a default under, or result in the acceleration, cancellation, termination or modification of, any contract to which Purchaser is a party, except for (i) any filings required under applicable securities laws, (ii) any filings required under the Nasdaq Rules, (iii) any Approvals required under non-U.S. laws, and (iv) such other filings, permits, licenses, consents, or approvals the failure of which to obtain would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the Transactions.

4.3 Authorization of Shares. The Consideration Shares, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

4.4 No Other Representations or Warranties. Except for the representations and warranties contained in Section 4, Purchaser does not make any other express or implied representation or warranty with respect to itself or the Transactions, and disclaims any other representations or warranties, whether made by Purchaser or any of its Affiliates, officers, managers, employees, agents or representatives or any other person.

5. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

5.1 Organization; Good Standing. Seller has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be.

5.2 Authorization. Seller has full power and authority to enter into this Agreement. The execution, delivery and performance by Seller of this Agreement and each Ancillary Document to which it is a party have been duly authorized by all necessary corporate action on the part of Seller. This Agreement, when executed and delivered by Seller, will constitute valid and legally binding obligations of Seller, enforceable against Seller in accordance with its terms, subject to the Enforceability Exceptions. This Agreement has been, and each such Ancillary Document will be at or prior to the Closing, duly executed and delivered by Seller, and this Agreement constitutes, and each such Ancillary Document when so executed and delivered will constitute, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the Enforceability Exceptions. Seller has all necessary power and authority to perform its obligations hereunder and to consummate the Transactions.

5.3 Non-Contravention. The execution, delivery and performance by Seller of this Agreement and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of any provision of the organizational documents of Seller, (b) conflict with or result in a violation or breach of any law or governmental order applicable to Seller or its assets; or (c) require Approval by or filing with, or other action by, any Person or result in a violation or breach of, or constitute a default under, or result in the acceleration, cancellation, termination or modification of, any contract to which Seller is a party or by which Seller or its assets are bound.

5.4 Consents and Governmental Authorization. Other than the Approvals set forth in Section 3.5, all consents, approvals, authorizations, waivers, notices and orders of Seller required for the execution, delivery and performance of this Agreement and the Transactions have been obtained or given and are in full force and effect.

5.5 Title to Subject Shares. Seller has valid marketable title to the Subject Shares, free and clear of any Liens (other than restrictions on the transfer of securities arising pursuant to applicable securities laws or Liens created by Purchaser (if any)). Other than the Company’s governance agreements (a copy of each such agreement has been provided to Purchaser prior to the date hereof) (the “Company Governance Agreements”), Seller is not a party to any contract, agreement, commitment or understanding with respect to the Subject Shares. Upon the sale and transfer of the Subject Shares, and payment therefor, in accordance with the provisions of this Agreement, Purchaser will acquire valid marketable title to the Subject Shares free and clear of any Encumbrance and any rights of first refusal, rights of co-sale or any other similar rights by any party. Seller has complied with all requirements under the Company Governance Agreements and any other applicable agreements and completed all actions necessary or required thereunder or otherwise to transfer the Subject Shares to Purchaser, including any related notice requirements (if any). No Person holds any right of first refusal, right of first offer, co-sale right, tag-along right, drag-along right, preemptive right, put or call option, or other similar right with respect to the Subject Shares, whether arising under the Company Governance Agreements or otherwise, that has not been validly waived, expired, or been complied with in full prior to the date hereof. Seller has delivered to Purchaser true, complete and correct copies of all waivers, consents, and notices delivered or received in connection therewith. The Subject Shares represents 0.86% of the total issued and outstanding equity interests of the Company on a fully-diluted basis.

5.6 Transfer for Own Account. Seller is selling the Subject Shares for Seller’s own account only and not with a view to, or for sale in connection with, a distribution of the Subject Shares within the meaning of the Securities Act. No portion of the Aggregate Purchase Price for the Subject Shares will be received indirectly by the Company.

5.7 No General Solicitation. At no time has Seller presented any Person with, or solicited any Person through, any publicly issued or circulated newspaper, mail, radio, television, internet or other form of general advertisement or solicitation in connection with the transfer of the Subject Shares.

5.8 No Broker-Dealer. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of Seller who might be entitled to any fee or commission in connection with the Transactions.

5.9 Sophisticated Seller. Seller: (a) is a sophisticated individual or entity familiar with transactions similar to those contemplated by this Agreement, (b) has read and understood this Agreement, (c) has adequate information concerning the business, financial condition and prospects of the Company to make an informed decision regarding the Transactions, and (d) has independently, of his, her or its own free will and without reliance upon Purchaser or the Company, and based on such information and the advice of such advisors as Seller has deemed appropriate, made its own analysis and decision to enter into this Agreement. Seller acknowledges that neither Purchaser, the Company nor any Affiliates or agents of Purchaser or the Company is acting as a fiduciary or financial or investment adviser to Seller, and that neither Purchaser, the Company, nor any Affiliates or agents of Purchaser or the Company have given Seller any investment advice, opinion or other information on whether the Transactions are prudent. Seller acknowledges that (x) Purchaser, the Company, or their respective Affiliates or agents currently may have, and later may come into possession of, information with respect to the Company that is not known to Seller and that may be material to a decision to sell the Subject Shares (“Seller Excluded Information”) and (y) Seller has determined to sell the Subject Shares notwithstanding its lack of knowledge of the Seller Excluded Information. Seller acknowledges the price for the Subject Shares may significantly appreciate or depreciate over time and by agreeing to sell the Subject Shares to Purchaser pursuant to this Agreement, Seller is giving up the opportunity to sell the Subject Shares at a possible higher price in the future. Seller understands that Purchaser and the Company will rely on the accuracy and truth of the foregoing representations, and such Seller hereby consents to such reliance.

5.10 Representation by Counsel; Tax Matters. Seller has been represented by its own counsel in connection with the Transactions or knowingly chose not to consult such counsel. In making the decision to sell the Subject Shares, such Seller has been given an opportunity to consult with such Seller’s own attorney and tax professionals regarding the Transactions pursuant to the terms and conditions of this Agreement. Seller has reviewed with his own tax advisors the federal, state, local and foreign tax consequences of the Transactions. Seller is relying solely on such advisors and not on any statements or representations of the Company or Purchaser, or any counsel, advisor or agent of the Company or Purchaser. Seller expressly acknowledges and agrees that neither Purchaser, the Company, nor any of their respective Representatives, makes any representation to Seller with respect to the tax treatment of the Transactions. Seller shall be solely responsible for the payment of any and all income, transfer and other taxes, filing and recording fees and similar charges relating to the Transactions.

5.11 Receipt of Consideration Shares Entirely for Own Account. This Agreement is made with Seller in reliance upon Seller’s representation to Purchaser, which by Seller’s execution of this Agreement, Seller hereby confirms, that the Consideration Shares to be acquired by Seller will be acquired for investment for Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Seller has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Seller further represents that Seller does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Consideration Shares. Seller has not been formed for the specific purpose of acquiring the Consideration Shares.

5.12 Accredited Investor. Seller is an accredited investor as defined in Rule 501(a) of Regulation D and/or Regulation S promulgated under the Securities Act.

5.13 Regulation S.

(a) Non-U.S. Person. Seller is not a “U.S. person” as defined in Rule 902(k) of Regulation S promulgated under the Securities Act. Seller is not acquiring the Consideration Shares for the account or benefit of any U.S. person.

(b) Offshore Transaction. The offer to acquire the Consideration Shares was made to Seller, and Seller’s decision to acquire the Consideration Shares was made, outside the United States (within the meaning of Regulation S). At the time of the execution of this Agreement and at the time the buy order for the Consideration Shares was originated, Seller was outside the United States.

(c) No Directed Selling Efforts. Seller is not acquiring the Consideration Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Rule 902(c) of Regulation S) in the United States with respect to the Consideration Shares, including any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Consideration Shares.

5.14 Purchaser’s Qualifications. Seller has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Purchaser and acknowledges that Seller can protect its own interests. Seller has such knowledge and experience in financial and business matters so that Seller is capable of evaluating the merits and risks of its investment in Purchaser.

5.15 No General Solicitation. At no time was Seller presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the Consideration Shares.

5.16 Understanding of Risks. Seller is fully aware of: (a) the fact that the Purchaser Common Stock Reference Price might be higher than the trading price of Purchaser Common Stock as of the date hereof, (b) the financial risks involved, (c) the restrictions on transferability of the Consideration Shares (e.g., that Seller may not be able to sell or dispose of the Consideration Shares or use them as collateral for loans), (d) the qualifications and backgrounds of the management of Purchaser, and (e) the tax consequences of acquiring the Consideration Shares. Seller can bear the economic risk of Seller’s investment and is able, without impairing Seller’s financial condition, to hold the Consideration Shares for an indefinite period of time and to suffer a complete loss of Seller’s investment.

5.17 Sanctions; Anti-Corruption AML.

(a) Sanctions. Neither Seller, nor to the knowledge of Seller, any of its directors, officers, employees, agents, or beneficial owners, is (i) a Person identified on the SDN List or any other Restricted Party List, (ii) the government of, or organized, resident, or located in, any Sanctioned Country, or (iii) owned 50% or more, directly or indirectly, individually or in the aggregate, by one or more Sanctioned Persons. The consummation of the Transactions will not result in a violation by Purchaser or any of its Affiliates of any Sanctions Laws.

(b) Anti-Corruption; AML. Neither Seller, nor to the knowledge of Seller, any of its directors, officers, employees, agents, or beneficial owners has, directly or indirectly, (i) used any funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity, (ii) made any unlawful payment to any Government Official or any other Person in violation of any anti-bribery or anti-corruption Law, or (iii) violated any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-bribery, anti-corruption, or anti-money laundering law.

6. OTHER COVENANTS OF THE PARTIES.

6.1 Cooperation; Notices; Further Assurances. Each party shall, and shall cause its Affiliates to, cooperate fully with the other party in connection with the consummation of the Transactions. Each party shall promptly notify the other party of any fact, event, or circumstance known to it that would reasonably be expected to (i) prevent or materially delay the consummation of the Transactions or (ii) result in any representation or warranty of such party contained herein being or becoming untrue or inaccurate in any material respect. Each party shall, upon request of another party, execute and deliver such additional documents, instruments, conveyances, and other writings, and take such further actions, as may be reasonably required to carry out the provisions hereof and give effect to the Transactions.

6.2 Confidentiality. Each party acknowledges that, in connection with the negotiation and consummation of the Transactions, it has received or may receive Confidential Information (as defined below) of the other party. Each party agrees that it shall, and shall cause its Affiliates and Representatives to, hold in strict confidence all Confidential Information received from or relating to the other party, and shall not, without the prior written consent of the other party, disclose or use any such Confidential Information for any purpose other than as expressly permitted by this Agreement or as required by Applicable Law or Nasdaq Rules; provided, however, that (a) Purchaser shall be entitled, without the consent of any other party and without prior notice, to make any disclosure that Purchaser determines is required or advisable under applicable securities laws, the rules and regulations of the SEC, or the Nasdaq Rules, including without limitation in connection with any Current Report on Form 8-K, Quarterly Report on Form 10-Q, Annual Report on Form 10-K, proxy statement, prospectus, registration statement, or other filing with the SEC or Nasdaq (collectively, “Required Disclosures”), and (b) in the case of any other disclosure required by Applicable Law, the disclosing party shall provide prompt prior written notice to the other party to the extent permitted by Applicable Law and shall reasonably cooperate with the other party in seeking a protective order or other appropriate relief. For purposes of this Agreement, “Confidential Information” means all non-public information relating to a party or its Affiliates, the Subject Shares, or the terms of this Agreement or any Ancillary Document, but excluding information that (i) is or becomes publicly available other than through a breach of this Section 6.2, (ii) was already known to the receiving party at the time of its disclosure, (iii) is lawfully obtained by the receiving party from a third party not under a duty of confidentiality, or (iv) is independently developed by the receiving party without use of or reference to any Confidential Information.

6.3 SEC and Proxy Disclosure Cooperation.

(a) Disclosure Cooperation. In connection with any proxy statement, prospectus, registration statement, Current Report on Form 8-K, Quarterly Report on Form 10-Q, Annual Report on Form 10-K, or other disclosure document that Purchaser is required or elects to file with the SEC or any stock exchange in connection with the Transactions (including any preliminary or definitive proxy statement on Schedule 14A or any other filing requiring disclosure under Item 14 of Schedule 14A), Seller shall fully cooperate with Purchaser and its Representatives.

(b) Accuracy of Information. Seller shall ensure that all information provided to Purchaser pursuant to this Section 6.3 is true, complete, and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Seller shall promptly notify Purchaser if Seller becomes aware that any information previously provided pursuant to this Section 6.3 has become inaccurate or incomplete in any material respect, and shall promptly provide corrected or supplemental information.

6.4 Public Announcements.

(a) Press Release. Except as otherwise permitted by this Section 6.4, no party shall issue any press release or make any other public announcement or statement regarding this Agreement or the Transactions without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned, or delayed). The parties shall cooperate in good faith with respect to the timing, form, and content of any initial press release or public announcement regarding this Agreement and the Transactions.

(b) Purchaser’s Sole Control over Required Filings. Notwithstanding Section 6.4(a), Purchaser shall have sole control over (and shall not require the consent of Seller), (i) any Required Disclosure, (ii) any other filing, report, or disclosure with the SEC, Nasdaq, or any other Governmental Authority that Purchaser determines is required or advisable under applicable Law, SEC rules, or the Nasdaq Rules, and (iii) any response to any inquiry, comment, or request from the SEC or Nasdaq.

6.5 Seller’s Covenants to Facilitate Sale.

(a) General Covenant to Facilitate. Seller hereby covenants and agrees that, at its sole cost and expense, Seller shall take all actions necessary or desirable to facilitate and ensure the consummation of the Transactions, including without limitation:

(i) at Closing and from time to time thereafter at Purchaser’s request, executing and delivering, or causing to be executed and delivered, any and all confirmatory instruments of assignment, deeds of assignment, declarations, certificates, notices, filings, registrations, applications, powers of attorney, and other documents (including in jurisdiction-specific forms and with such notarizations, apostilles, legalizations, or consular authentications as Purchaser may reasonably request) as may be necessary or desirable to evidence, perfect, record, or enforce the Transactions, and taking all actions reasonably requested by Purchaser in furtherance thereof;

(ii) cooperating with Purchaser in preparing, filing, and prosecuting to completion all applications, filings, registrations, and requests for Approval required or advisable under Applicable Law in connection with the consummation of the Transactions, and Purchaser shall have the right to direct the strategy, preparation, and prosecution of all such applications, filings, registrations, and requests; and

(iii) promptly informing Purchaser of any Action by any Governmental Authority or third party relating to or affecting the consummation of the Transactions, and not committing to or agreeing to any condition, undertaking, or remedy in connection with obtaining any Approval or deal with any such Action, without the prior written consent of Purchaser, if such condition, undertaking, or remedy would be materially adverse to Purchaser, the Subject Shares or the consummation of the Transactions.

(b) Status updates. Within ten (10) Business Days following the end of each calendar month from the date hereof until the Closing Date, Seller shall deliver to Purchaser a written status report covering (i) the status of all required Approvals, (ii) any developments materially affecting the consummation of the Transactions, (iii) any Action commenced or threatened against any the consummation of the Transactions, and (iv) such other matters as Purchaser may reasonably request.

6.6 Restricted Actions. From the date hereof until the earlier of the Closing or valid termination of this Agreement in accordance with its terms, Seller shall not, directly or indirectly, (a) sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of any of the Subject Shares, (b) enter into any agreement, arrangement, understanding, or commitment with respect to any of the foregoing, or (c) solicit, initiate, or encourage any inquiry, proposal, or offer from any Person relating to the acquisition of the Subject Shares.

7. TERMINATION.

7.1 This Agreement may be terminated, in whole or in part, as follows:

(a) by mutual written consent of Purchaser and Seller;

(b) by Purchaser, by written notice to Seller, if the Closing has not occurred on or before the Outside Date for any reason other than Purchaser’s material breach of this Agreement;

(c) by Purchaser, by written notice to Seller, if Seller materially breaches this Agreement and such breach is not cured within 30 days from the date of notice;

(d) by Purchaser, by written notice to Seller, if any Governmental Authority of competent jurisdiction shall have issued a final, non-appealable Governmental Order permanently restraining, enjoining, or otherwise prohibiting the consummation of the Transactions; or

(e) by Purchaser, by written notice to Seller upon the termination of the Rights Purchase Agreement pursuant to the terms thereof.

7.2 Effect of Termination; Survival of Liabilities. In the event of the termination of this Agreement pursuant to Section 7, this Agreement shall forthwith become void and have no effect, and no party shall have any liability or obligation to any other party hereunder, except that (i) the provisions of Section 6.2 (Confidentiality), Section 6.4 (Public Announcements), this Section 7.2 (Effect of Termination; Survival of Liabilities), Section 8 (Indemnification) and Section 9 (General Provisions) shall survive any termination of this Agreement, (ii) no such termination shall relieve any party from any liability arising from or related to any breach of any of its representations, warranties, covenants, or agreements set forth in this Agreement prior to such termination, including any liability of Seller or any of its Affiliates arising therefrom.

8. INDEMNIFICATION.

8.1 Indemnification by Seller. Subject to the limitations set forth in this Section 8, from and after the Closing, Seller (the “Indemnifying Party”) shall indemnify, defend, and hold harmless Purchaser and its Affiliates and each of their respective officers, directors, employees, agents, successors, and assigns (each, an “Indemnified Party”) from and against any and all Losses arising out of, relating to, or resulting from:

(a) any breach or inaccuracy of any representation or warranty made by Seller in this Agreement or in any Ancillary Document to which Seller is a party; and

(b) any breach or failure by Seller to perform or comply with any covenant, obligation, or agreement of Seller contained in this Agreement or any Ancillary Document.

8.2 Procedures; Control of Defense. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought. If any Indemnified Party receives notice of any claim, action, suit, or proceeding (a “Third-Party Claim”) in respect of which indemnification may be sought under this Section 8, such Indemnified Party shall notify the Indemnifying Party in writing of such Third-Party Claim within a reasonable time after receipt thereof; provided that failure to give such notice shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent the Indemnifying Party is actually and materially prejudiced by such failure. The Indemnified Party shall have the sole right to control the defense, settlement, and compromise of any Third-Party Claim, with counsel of its own selection, at the Indemnifying Party’s sole cost and expense; provided that (a) the Indemnifying Party shall have the right, at its own cost and expense, to participate in (but not control) the defense of such Third-Party Claim with counsel of its own selection, and (b) the Indemnified Party shall keep the Indemnifying Party reasonably informed of the status of such Third-Party Claim and shall consider in good faith any comments or suggestions made by the Indemnifying Party with respect thereto. Notwithstanding the foregoing, if the Indemnified Party elects not to assume control of the defense of a Third-Party Claim, the Indemnifying Party may assume control of such defense with counsel reasonably acceptable to the Indemnified Party, at the Indemnifying Party’s sole cost and expense; provided that the Indemnifying Party shall not settle or compromise any Third-Party Claim without the prior written consent of the Indemnified Party (which may be withheld in the Indemnified Party’s sole discretion). The Indemnified Party may settle or compromise any Third-Party Claim without the consent of the Indemnifying Party, and any such settlement or compromise shall be conclusive and binding on the Indemnifying Party for purposes of determining the amount of Losses subject to indemnification hereunder.

8.3 Remedies; Specific Performance. The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, the parties agree that any party shall be entitled to seek an injunction or injunctions, specific performance, or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which such party is entitled at law or in equity, without proof of actual damages and without bond or other security being required therefor. The foregoing right shall be in addition to, and not in limitation of, any other rights or remedies available to any party under Applicable Law or this Agreement.

8.4 Survival of Representations, Warranties, Covenants, and Indemnification Obligations.

(a) Survival. All representations and warranties of Seller contained in this Agreement or in any Ancillary Document, all covenants and agreements of Seller contained in this Agreement or in any Ancillary Document, and all indemnification obligations set forth in this Section 8, shall survive the Closing and continue in full force and effect indefinitely or, if a statute of limitations is applicable thereto, until the expiration of the applicable statute of limitations (including any extensions or waivers thereof, and giving effect to any tolling period). No claim for indemnification with respect to any breach or inaccuracy of any representation or warranty, or any breach of any covenant, agreement, or indemnification obligation, shall be barred by any contractual survival limitation, and any such claim may be asserted at any time until the expiration of the applicable statute of limitations.

(b) Fraud; Willful Breach. Notwithstanding anything to the contrary in this Agreement, any claim based on fraud or willful breach shall survive the Closing and continue in full force and effect indefinitely, and no limitation set forth in this Section 8 (including any survival period, cap, basket, or other limitation) shall apply to any Losses arising from fraud or willful breach.

9. GENERAL PROVISIONS.

9.1 Further Assurances. Without limiting and in addition to the other provisions of this Agreement, at the request of a party, the other parties shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to give effect to the transactions contemplated hereby.

9.2 Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. No party to this Agreement may assign or otherwise transfer any of its rights or obligations under this Agreement without the other party’s prior written consent; provided, however, that Purchaser may assign in whole or a part of this Agreement to any Affiliate without the prior consent of the other party to this Agreement; provided further, that no assignment shall limit the assignor’s obligations or liabilities hereunder.

9.3 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to that body of laws pertaining to conflict of laws.

9.4 Dispute Resolution.

(a) Disputes Under This Agreement. Subject to Section 9.4(a), each party irrevocably submits to, at Purchaser’s sole option: (A) the exclusive jurisdiction of (i) the United States District Court for the Southern District of New York, and (ii) the courts of the State of New York located in the County of New York, in each case for the purpose of any Action arising out of or relating to this Agreement, the negotiation, execution, performance, or termination hereof, or the transactions contemplated hereby; or (B) binding arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC“) under the HKIAC Administered Arbitration Rules then in effect, seated in Hong Kong, conducted in English, before a tribunal of three arbitrators. Purchaser shall have the sole and exclusive right to elect the forum for any such Action by written notice to the other party, and such election shall be final and binding on both parties. Each party irrevocably waives any objection it may have to the laying of venue of any such Action in any such court or arbitral tribunal, and any claim that any such Action has been brought in an inconvenient forum. Any award rendered in an HKIAC arbitration commenced under this Section 9.4(a) be final and binding and enforceable in any court of competent jurisdiction.

(b) Purchaser’s Election in Hybrid Disputes. In the event of any Action that arises out of or relates to both this Agreement and the Rights Purchase Agreement (a “Hybrid Dispute”), Purchaser shall have the right, in its sole discretion, to elect to resolve such Hybrid Dispute by:

(i) bifurcating the Hybrid Dispute into a forum under Section 9.4(a) for matters arising out of this Agreement and a separate forum for matters arising out of the Rights Purchase Agreement, with the parties reasonably cooperating to coordinate the two proceedings; or

(ii) consolidating all aspects of the Hybrid Dispute in binding arbitration administered by HKIAC under the HKIAC Administered Arbitration Rules then in effect, seated in Hong Kong, conducted in English, before a tribunal of three arbitrators, and applying the substantive law specified in Section 9.3 to the respective aspects of the Hybrid Dispute. Seller irrevocably consents to Purchaser’s election under this Section 9.4(a) and waives any objection thereto, including any objection that the elected forum lacks jurisdiction or is otherwise inappropriate. Any award rendered in an HKIAC arbitration commenced under this Section 9.4(a) shall be final and binding and enforceable in any court of competent jurisdiction.

(c) Service of Process. Each party irrevocably consents to service of process by mail or by any other manner permitted by Applicable Law. Each party that is not a U.S. Person hereby irrevocably appoints Corporation Service Company, with offices in New York, New York, as its agent for the receipt of service of process in any Action brought against it under Section 9.4(a). If such agent ceases to act for any reason, the appointing party shall promptly appoint a successor agent located in the State of New York and reasonably acceptable to Purchaser.

9.5 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE PARTIES HERETO ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE PARTIES HERETO FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS, HIS OR HER, AS THE CASE MAY BE, LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.6 Notices. All notices, requests, demands, waivers and communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given and received if delivered (i) by hand (including by reputable overnight courier), (ii) by mail (certified or registered mail, return receipt requested), or (iii) by E-mail (receipt of which is confirmed, followed by delivery of an original via overnight courier service) to the respective parties at the following addresses:

If to Seller, to:

Yellow River Fiber Optic Ltd
E-mail: [***]
Attention: Carlos Oyarbide

If to Purchaser, to:

All In FutureTech Alliance, Inc.

[***]

[***]

E-mail: [***]

Attention: James Li

9.7 Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement. As used herein “including” means “including without limitation.”

9.8 Entire Agreement. This Agreement and the documents referred to herein, including but not limited to the Other SPA and the Rights Purchase Agreement, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

9.9 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the foregoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then all parties agree to substitute such provision(s) through good faith negotiations.

9.10 Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment, waiver, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

9.11 Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.12 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties to this Agreement and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

9.13 Expenses. Except as otherwise expressly provided in this Agreement, each party hereto shall pay its own expenses with respect to the negotiation and consummation of the transactions contemplated hereby.

[Signature Pages Follow.]

IN WITNESS WHEREOF, the authorized representatives of Purchaser and the Seller, intending to create a legally binding agreement, have each executed this Agreement as of the date first written in this Agreement.

PURCHASER:

ALL IN FUTURETECH ALLIANCE, INC.

By:	/s/ Yangyang Li
Name: Yangyang Li
Title: Chief Executive Officer

SELLER:

YELLOW RIVER FIBER OPTIC LTD

By:	/s/ Carlos Oyarbide
Name: Carlos Oyarbide
Title: Director

[Signature Page to Share Purchase Agreement]